Exhibit 10.2

Amendment to Subscription Agreement

Amendment to Subscription Agreement dated as of January 12, 2011, by and between, Acorn Energy, Inc. (the “Company”) and Joe Cogdell (the “Investor”).

WHEREAS, the Company and the Investor have entered into a Subscription Agreement dated as of December 17, 2010 (the “Subscription Agreement”);

WHEREAS, pursuant to the Subscription Agreement, the Investor agreed to acquire 3,000 shares of the Company’s Common Stock (the “Shares”) at a price of $3.50 per share (the “Purchase Price”);

WHEREAS, on December 21, 2010, the Investor tendered an aggregate of $10,500 to the Company in consideration for and against the issuance to the Investor of the Shares; and

WHEREAS, the Company and the Investor have agreed to amend the Subscription Agreement to increase the Purchase Price by $0.20 to $3.70 per share in order to comply with certain NASDAQ rules and certain interpretations of the NASDAQ staff of such rules.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           The Signature Page of the Subscription Agreement is hereby amended to state that the “Purchase Price Per Share” set forth thereon shall be $3.70 and the “Aggregate Purchase Price” set forth thereon shall be $11,100.

2.           Concurrent with the execution of this Amendment to Subscription Agreement, the Investor has delivered a check in the amount of $600 payable to the order of the Company representing the increase in the Aggregate Purchase Price from $10,500 to $11,100.

2            Except as amended hereby, the Subscription Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Subscription Agreement as of the date first written above.

ACORN ENERGY, INC.

By:
Name:
Title:

Joe Cogdell